Exhibit 99.1

545 E. John Carpenter Freeway, Suite 1300 Irving, TX 75062 ph: 972-444-4900 f: 972-444-4949 www.felcor.com nyse: fch

For Immediate Release:

FELCOR REPORTS THIRD QUARTER RESULTS – CONTINUES TO ACCOMPLISH 2009 GOALS

           IRVING, Texas…November 3, 2009 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported operating results for the third quarter ended September 30, 2009.

“We continue to accomplish the goals we set at the beginning of the year: extend debt maturities; ensure adequate liquidity; and operate our hotels as efficiently as possible.  We refinanced our senior corporate debt with new senior notes, thereby pushing the maturity to 2014 and substantially removing the Company’s refinancing risk,” said Richard A. Smith, FelCor’s President and Chief Executive Officer.  “I am pleased with our market share gains and flow-through, despite lower than expected RevPAR.  We continue to lead other lodging companies in these three areas.  Our high-quality and well-located portfolio improved market share by approximately two percent during the quarter and intense cost containment limited the flow-through of reduced revenue to the bottom line to only 51 percent, which was better than expected,” continued Mr. Smith.

Summary:
•	Completed the sale of $636 million of senior notes due 2014 that allowed us to refinance our existing senior notes that mature in 2011.

•	RevPAR decreased 17.8 percent for the third quarter at our 85 consolidated hotels.

•	Market share increased approximately two percent for the third quarter at our 85 consolidated hotels.

•	RevPAR increased 53 percent in the third quarter at the San Francisco Marriott Union Square (following the completion of the redevelopment in June).

•
Hotel expenses declined 11.6 percent during the third quarter.  Our strict expense controls limited the effect of reduced revenue on flow-through to Hotel EBITDA to 51 percent, compared to the prior year, which was better than our expectations.  Hotel EBITDA margin decreased 490 basis points.

•	Adjusted FFO per share was $0.14 for the third quarter. Adjusted EBITDA was $45.3 million for the quarter. This met the low end of our expectations.

•	Net loss for the third quarter was $25.5 million.

Third Quarter Operating Results:

Revenue per available room (“RevPAR”) for our 85 consolidated hotels decreased by 17.8 percent to $80.39, driven by decreases in both average daily rate (“ADR”) (a 12.5 percent decrease to $116.51) and occupancy (a 6.0 percent decrease to 69.0 percent), compared to the same period in 2008.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

“Once the economy begins to improve, we expect the lodging industry will lag behind the broader recovery.  As such, there has not yet been a widespread improvement in demand trends and the shift of the customer mix continues to pressure rates.  However, some markets are showing signs of improvement.  Approximately 40 percent of our hotels grew occupancy in September compared to prior year, and that trend is accelerating each month,” added Mr. Smith.

Adjusted Funds from Operations (“FFO”) for the third quarter of 2009 was $9.0 million, or $0.14 per share, compared to $28.7 million, or $0.45 per share, for the same period in 2008.

Hotel EBITDA for the third quarter of 2009 decreased to $50.9 million, compared to $75.0 million in the same period in 2008.  Hotel EBITDA margin was 22.2 percent, a 490 basis point decrease compared to the same period in 2008.  Hotel operating expenses decreased 11.6 percent compared to prior year.  The decline in expenses reflects various factors including: decreased labor costs, including permanent hotel staffing reductions; decreased other room expenses, such as guest transportation and in-room amenities; decreased incentive management fees; and improved food and beverage efficiencies.  Prior to accounting for taxes, insurance and land leases, Hotel EBITDA margins declined only 397 basis points.  Hotel EBITDA represents EBITDA generated by our hotels before corporate expenses and joint venture adjustments.

Adjusted EBITDA for the third quarter of 2009 was $45.3 million, compared to $65.1 million for the same period in 2008.

Net loss applicable to common stockholders for the third quarter of 2009 was $34.8 million, or $0.55 per share, compared to a net loss of $51.3 million, or $0.83 per share, for the same period in 2008.

EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO and Adjusted FFO are all non-GAAP financial measures.  See our discussion of “Non-GAAP Financial Measures” beginning on page 13 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Balance Sheet:

At September 30, 2009, we had $1.6 billion of consolidated debt outstanding with a weighted average interest rate of 5.5 percent, and our cash and cash equivalents totaled $128 million.

In October, we completed the sale and issuance of $636 million in aggregate principal amount of senior notes.  The new notes bear an annual interest rate of 10 percent and mature in 2014.  The net proceeds of the offering were approximately $558 million after original issue discount and other fees and expenses related to the offering.  The proceeds were used to fund our purchase of $427 million of our floating-rate notes and 8½ percent notes, both of which mature in 2011, with the remainder available for general corporate purposes.  There are $87 million of 8½ percent notes that were not tendered and remain outstanding.  We have called for redemption of the remaining $1 million of floating-rate notes that were not tendered.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

We have received term sheets from the special servicer to extend the maturity dates on two loans, totaling $14 million, secured by the Embassy Suites - Boca Raton and Doubletree – Wilmington that matured in June 2009.  We are also in various stages of discussions regarding all of our mortgage loans that mature during 2010.  Several of these loans have been transferred to the special servicers so that we may begin negotiations to refinance and/or extend their maturity.

“I am pleased with our progress to extend and refinance our maturing debt and ensure we have adequate liquidity.  Most importantly, we refinanced our only corporate-level debt, the senior notes that were to mature in 2011, with new senior notes that mature in 2014.  While the interest rate for the new notes is higher than the existing notes, we have substantially eliminated our debt maturity risk.   We have also strengthened our liquidity position, which provides us the capacity and flexibility to address the additional interest expense on the new notes and the economic conditions that continue to affect travel demand.  We have made good progress toward extending the mortgage debt that matures in 2010 and continue to work with lenders,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer.

Capital Expenditures and Development:

For the quarter and nine months ended September 30, 2009, we spent $17.2 million and $65.4 million, respectively, on capital expenditures at our hotels (including our pro rata share of joint ventures).  Included in the capital expenditures for the nine months is $34 million to complete our renovation and redevelopment projects.

In June, we completed the final phase of the comprehensive redevelopment at the San Francisco Marriott Union Square.  Third quarter RevPAR increased 53 percent at this hotel (which operated as Hotel 480 prior to April), compared to the prior year, and its market share increased by 98 percent, exceeding expectations.  The market share index for this hotel was 107 percent in the quarter compared to 80 percent for calendar year 2007 (before its renovation and rebranding).

Outlook:

We are revising our 2009 outlook in light of the additional interest expense associated with our recent notes offering.  In addition, we assume all of the untendered 8½ percent notes ($87 million) remain outstanding for the duration of the year, and we hold significant excess cash on our balance sheet.  We are evaluating our options with regard to the future use of our excess cash.

We also are revising our 2009 outlook to reflect updated revenue expectations, which include actual RevPAR results for October.  Occupancy declined only 2.4 percent and RevPAR declined approximately 12.6 percent for October at our 85 consolidated hotels.  The volatile economic conditions continue to hinder our ability to predict demand patterns and its effect on RevPAR.  We continue to be aggressive in mixing the customer segments to optimize revenue and work with our operators to achieve the most efficient cost structure to correspond with demand trends.  While the occupancy decline in all segments has continued to moderate throughout the year, the premium corporate and group segments remain weak.  As a result, we expect fewer room nights for the premium corporate and group segments during the fourth quarter, compared to our previous expectations.  This shift in the customer mix will result in lower ADR and food & beverage revenue.  However, due to strict expense controls, we still expect flow-through to remain strong, relative to current market conditions.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

We will continue to benefit from our high-quality portfolio, the renovations we completed in 2008 and the redevelopment of the San Francisco Marriott Union Square.  As a result, we expect our hotels will continue to gain market share from their competitive sets and RevPAR at our portfolio to outperform our peer group and the upper-upscale segment.

Assuming full-year 2009 RevPAR for our 85 consolidated hotels decreases between 18 and 18.5 percent, we anticipate:

•	Adjusted EBITDA to be between $174 million and $176 million;

•	Adjusted FFO per share to be between $0.31 and $0.34;

•	Net loss to be between $113 million and $111 million; and

•	Interest expense to be approximately $110 million.

FelCor, a real estate investment trust, is the nation’s largest owner of upper-upscale, all-suite hotels.  FelCor owns interests in 87 hotels and resorts, located in 23 states and Canada.  FelCor’s portfolio consists primarily of upper-upscale hotels, which are flagged under global brands - Embassy Suites Hotels®, Doubletree ®, Hilton®, Marriott®, Renaissance®, Sheraton®, Westin® and Holiday Inn®.  Additional information can be found on the Company’s Web site at www.felcor.com.

We invite you to listen to our third quarter earnings Conference Call on Wednesday, November 4, 2009, at 10:00 a.m. (Central Time).  The conference call will be Web cast simultaneously via the Internet on FelCor’s Web site at www.felcor.com.  Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “News” pages.  The conference call replay will be archived on the Company’s Web site.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made.  Current economic circumstances or a further economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from increased fuel prices and security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.  We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations,
(972) 444-4912                              sschafer@felcor.com

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand the financial position of the Company as of and for the three and nine month periods ended September 30, 2009.

TABLE OF CONTENTS

Page

Consolidated Statements of Operations(a)	6
Consolidated Balance Sheets(a)	7
Capital Expenditures	8
Supplemental Financial Data	8
Debt Summary	9
Hotel Portfolio Composition	10
Detailed Operating Statistics by Brand	11
Detailed Operating Statistics for FelCor’s Top Markets	12
Non-GAAP Financial Measures	13

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit.  Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.  The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Quarterly Report on Form 10-Q.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Hotel operating revenue:
Room	$184,103	$223,968	$557,491	$693,789
Food and beverage	30,370	36,357	103,786	131,875
Other operating departments	14,456	16,008	43,234	47,453
Other revenue	1,280	1,396	2,554	2,655
Total revenues	230,209	277,729	707,065	875,772
Expenses:
Hotel departmental expenses:
Room	50,202	55,563	145,741	167,085
Food and beverage	26,728	30,747	84,133	102,289
Other operating departments	6,765	7,192	19,257	21,391
Other property related costs	66,492	76,947	199,711	230,646
Management and franchise fees	11,361	13,573	34,278	45,448
Taxes, insurance and lease expense	25,355	29,718	75,411	87,884
Corporate expenses	4,471	5,388	15,829	17,079
Depreciation and amortization	37,982	36,069	112,024	104,909
Impairment loss	2,080	36,692	3,448	53,823
Hurricane loss	-	1,669	-	1,669
Other expenses	1,031	1,046	3,528	2,879
Total operating expenses	232,467	294,604	693,360	835,102
Operating income (loss)	(2,258)	(16,875)	13,705	40,670
Interest expense, net	(24,427)	(24,114)	(68,501)	(74,886)
Charges related to debt extinguishment	-	-	(594)	-
Loss before equity in income (loss) from unconsolidated entities	(26,685)	(40,989)	(55,390)	(34,216)
Equity in income (loss) from unconsolidated entities	488	(2,773)	(3,197)	(1,064)
Gain on sale of assets	723	-	723	-
Gain on involuntary conversion	-	-	-	3,095
Loss from continuing operations	(25,474)	(43,762)	(57,864)	(32,185)
Discontinued operations	-	1,193	-	1,180
Net loss	(25,474)	(42,569)	(57,864)	(31,005)
Net loss (income) attributable to noncontrolling interests in other partnerships	174	(165)	66	(1,126)
Net loss attributable to redeemable noncontrolling interests in FelCor LP	160	1,094	399	1,280
Net loss attributable to FelCor	(25,140)	(41,640)	(57,399)	(30,851)
Preferred dividends	(9,678)	(9,678)	(29,034)	(29,034)
Net loss attributable to FelCor common stockholders	$(34,818)	$(51,318)	$(86,433)	$(59,885)
Basic and diluted per common share data:
Loss from continuing operations	$(0.55)	$(0.85)	$(1.37)	$(1.00)
Net loss	$(0.55)	$(0.83)	$(1.37)	$(0.99)
Basic and diluted weighted average common shares outstanding	63,086	61,828	63,121	61,827
Cash dividends declared on common stock	$-	$0.15	$-	$0.85

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2009	December 31, 2008
ASSETS
Investment in hotels, net of accumulated depreciation of $921,197 at September 30, 2009 and $816,271 at December 31, 2008	$2,228,839	$2,279,026
Investment in unconsolidated entities	86,690	94,506
Cash and cash equivalents	128,063	50,187
Restricted cash	19,774	13,213
Accounts receivable, net of allowance for doubtful accounts of $274 at September 30, 2009 and $521 at December 31, 2008	30,894	35,240
Deferred expenses, net of accumulated amortization of $12,676 at September 30, 2009 and $13,087 at December 31, 2008	9,957	5,556
Other assets	36,805	34,541
Total assets	$2,541,022	$2,512,269

LIABILITIES AND EQUITY
Debt, net of discount of $1,140 at September 30, 2009 and $1,544 at December 31, 2008	$1,632,910	$1,551,686
Preferred distributions payable	27,902	8,545
Accrued expenses and other liabilities	137,419	132,604

Total liabilities	1,798,231	1,692,835

Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP at redemption value, 296 units issued and outstanding at September 30, 2009 and December 31, 2008	1,340	545

Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at September 30, 2009 and December 31, 2008	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at September 30, 2009 and December 31, 2008	169,412	169,412
Common stock, $.01 par value, 200,000 shares authorized and 69,413 shares issued and outstanding, including shares in treasury, at September 30, 2009 and December 31, 2008	694	694
Additional paid-in capital	2,037,084	2,045,482
Accumulated other comprehensive income	22,471	15,347
Accumulated deficit	(1,732,420)	(1,645,947)
Less: Common stock in treasury, at cost, of 4,725 shares at September 30, 2009 and 5,189 shares at December 31, 2008	(88,366)	(99,245)

Total FelCor stockholders’ equity	718,237	795,105
Noncontrolling interests in other partnerships	23,214	23,784
Total equity	741,451	818,889

Total liabilities and equity	$2,541,022	$2,512,269

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Capital Expenditures
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Improvements and additions to consolidated hotels	$16,926	$35,274	$62,465	$108,899
Consolidated joint venture partners’ pro rata share of additions to hotels	(381)	(787)	(758)	(3,005)
Pro rata share of unconsolidated additions to hotels	693	2,592	3,646	13,898
Total additions to hotels(a)	$17,238	$37,079	$65,353	$119,792

(a)        Includes capitalized interest, property taxes, ground leases and certain employee costs.

Supplemental Financial Data
(in thousands, except per share information)

Total Enterprise Value	September 30, 2009	December 31, 2008
Common shares outstanding	64,687	64,224
Units outstanding	296	296
Combined shares and units outstanding	64,983	64,520
Common stock price	$4.53	$1.84
Equity capitalization	$294,373	$118,717
Series A preferred stock	309,362	309,362
Series C preferred stock	169,412	169,412
Consolidated debt	1,632,910	1,551,686
Noncontrolling interests of consolidated debt	(3,999)	(4,078)
Pro rata share of unconsolidated debt	108,103	112,220
Cash and cash equivalents	(128,063)	(50,187)
Total enterprise value (TEV)	$2,382,098	$2,207,132

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Debt Summary
(dollars in thousands)

	Encumbered Hotels		Interest Rate at September 30, 2009			Maturity Date	Consolidated Debt
Senior term notes(a)	none			9.00	%(b)	June 2011	$299,602
Senior term notes(a)	none		L +	1.875		December 2011	215,000
Total senior debt				6.29	(c)		514,602

CMBS debt	12 hotels	(d)	L +	0.93	(e)	November 2011(f)	250,000
Mortgage debt	9 hotels	(g)	L +	3.50	(h)	August 2011(i)	200,800
Mortgage debt(j)	Esmeralda-REN, Vinoy-REN		L +	1.55	(k)	May 2012(l)	176,483
CMBS debt(j)	8 hotels	(m)		8.70		May 2010	159,205
Mortgage debt	7 hotels	(n)		9.02		April 2014	118,415
Mortgage debt	6 hotels	(o)		8.73		May 2010	113,628
CMBS debt(j)	5 hotels	(p)		6.66		June-August 2014	71,331
CMBS debt(j)	Boca Raton-ES, Wilmington-DT			6.15		June 2009(q)	14,277
CMBS debt	Indianapolis North-ES			5.81		July 2016	11,843
Capital lease and other	St. Paul-ES and other			9.58		various	2,326
Total mortgage debt	53 hotels			5.20	(c)		1,118,308
Total				5.54	%(c)		$1,632,910

(a)
In October 2009, we issued $636 million in aggregate principal amount of our 10% senior notes due 2014.  The new notes are secured by mortgages and related security interests on up to 14 hotels.  A portion of the net proceeds from the sale of these notes was used to repurchase $214 million of our floating-rate notes and $213 million of our 8½% notes.

(b)	As a result of a rating down-grade in February 2009, the interest rate on our 8½% notes due 2011 increased by 50 basis points to 9.0%.
(c)	Interest rates are calculated based on the weighted average debt outstanding at September 30, 2009.
(d)
The hotels that secure this debt are:  Anaheim-ES, Bloomington-ES, Charleston Mills House-HI, Dallas DFW South-ES, Deerfield Beach-ES, Jacksonville-ES, Lexington-HS, Dallas Love Field-ES, Raleigh/Durham-DTGS, San Antonio Airport-HI, Tampa Rocky Point-DTGS, and Phoenix Tempe-ES.

(e)	We have purchased an interest rate cap that caps LIBOR at 7.8% and expires in November 2010 for this notional amount.
(f)	The maturity date assumes that we will exercise the remaining one-year extension option that is exercisable, at our sole discretion, and would extend the current November 2010 maturity to 2011.
(g)
The hotels that secure this debt are:  Charlotte SouthPark-DT, Houston Medical Center-HI, Myrtle Beach-HLT, Mandalay Beach-ES, Nashville Airport-ES, Philadelphia Independence Mall-HI, Pittsburgh University Center-HI, Santa Barbara-HI, and Santa Monica-HI.

(h)	LIBOR for this loan is subject to a 2% floor.
(i)	This loan can be extended for as many as two years, subject to satisfying certain conditions that we expect to satisfy.
(j)	The hotels under this debt are subject to separate loan agreements and are not cross collateralized.
(k)	We have purchased interest rate caps that cap LIBOR at 6.5% and expire in May 2010 for aggregate notional amounts of $177 million.
(l)	We have exercised the first of three successive one-year extension options that permit, at our sole discretion, the original May 2009 maturity to be extended to 2012.
(m)	The hotels that secure this debt are: South San Francisco-ES, Orlando South-ES, Atlanta Buckhead-ES, Chicago Deerfield-ES, New Orleans-ES, Boston Marlboro-ES, Piscataway-ES, and Corpus Christi-ES.
(n)	The hotels that secure this debt are: Milpitas-ES, Napa Valley-ES, Minneapolis Airport-ES, Birmingham-ES, Baton Rouge-ES, Miami Airport-ES, and Ft. Lauderdale-ES.
(o)	The hotels that secure this debt are: Phoenix Crescent-SH, Ft. Lauderdale Cypress Creek-SS, Atlanta Galleria-SS, Chicago O’Hare-SS, Philadelphia Society Hill-SH, and Burlington-SH.
(p)	The hotels that secure this debt are: Atlanta Airport-ES, Austin-DTGS, BWI Airport-ES, Orlando Airport-HI, and Phoenix Biltmore-ES.
(q)	We have received term sheets from the special servicer to extend the maturity of these loans for two years, which we are currently evaluating.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Debt Summary – (continued)

Weighted average interest	5.54%
Fixed interest rate debt to total debt	48.4%
Mortgage debt to total assets	44.0%

Hotel Portfolio Composition

The following tables set forth, as of September 30, 2009, for 85 Consolidated Hotels distribution by brand, top markets and location type.

Brand	Hotels	Rooms	% of Total Rooms	% of 2008 Hotel EBITDA(a)
Embassy Suites Hotels	47	12,132	49	55
Holiday Inn	17	6,306	25	19
Sheraton and Westin	9	3,217	13	12
Doubletree	7	1,471	6	7
Renaissance and Marriott	3	1,321	5	5
Hilton	2	559	2	2

Top Markets
South Florida	5	1,439	6	7
San Francisco area	6	2,138	8	6
Atlanta	5	1,462	6	6
Los Angeles area	4	899	4	6
Orlando	5	1,690	7	5
Dallas	4	1,333	5	4
Philadelphia	2	729	3	4
Northern New Jersey	3	756	3	4
Minneapolis	3	736	3	4
San Diego	1	600	2	4
Phoenix	3	798	3	3
San Antonio	3	874	4	3
Chicago	3	795	3	3
Boston	2	532	2	3
Washington, D.C.	1	443	2	2

Location
Suburban	35	8,781	35	34
Urban	20	6,358	25	26
Airport	18	5,788	24	24
Resort	12	4,079	16	16

(a)	Hotel EBITDA is more fully described on page 20.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Detailed Operating Statistics by Brand
(85 consolidated hotels)

	Occupancy (%)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	%Variance	2009	2008	%Variance
Embassy Suites Hotels	69.8	74.5	(6.4)	68.8	75.2	(8.5)
Holiday Inn	70.4	76.3	(7.8)	67.4	74.8	(9.8)
Sheraton and Westin	63.6	68.1	(6.7)	61.0	68.1	(10.5)
Doubletree	67.5	73.5	(8.2)	66.2	76.3	(13.3)
Renaissance and Marriott	66.9	62.2	7.5	61.7	67.0	(7.9)
Hilton	77.1	71.5	7.8	65.1	64.8	0.5

Total hotels	69.0	73.4	(6.0)	66.9	73.6	(9.2)

	ADR ($)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	%Variance	2009	2008	%Variance
Embassy Suites Hotels	123.51	142.26	(13.2)	129.79	145.69	(10.9)
Holiday Inn	107.10	122.98	(12.9)	106.93	121.64	(12.1)
Sheraton and Westin	100.86	117.54	(14.2)	109.39	125.19	(12.6)
Doubletree	114.00	133.42	(14.5)	125.87	144.39	(12.8)
Renaissance and Marriott	130.99	131.20	(0.2)	164.91	178.25	(7.5)
Hilton	128.93	141.20	(8.7)	118.12	131.33	(10.1)

Total hotels	116.51	133.21	(12.5)	122.65	138.14	(11.2)

	RevPAR ($)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	%Variance	2009	2008	%Variance
Embassy Suites Hotels	86.16	105.98	(18.7)	89.28	109.58	(18.5)
Holiday Inn	75.36	93.86	(19.7)	72.11	90.94	(20.7)
Sheraton and Westin	64.11	80.08	(19.9)	66.70	85.28	(21.8)
Doubletree	76.95	98.12	(21.6)	83.32	110.21	(24.4)
Renaissance and Marriott	87.58	81.60	7.3	101.79	119.44	(14.8)
Hilton	99.34	100.95	(1.6)	76.89	85.04	(9.6)

Total hotels	80.39	97.80	(17.8)	82.00	101.69	(19.4)

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Detailed Operating Statistics for FelCor’s Top Markets
(85 consolidated hotels)

	Occupancy (%)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Variance	2009	2008	%Variance
South Florida	67.2	70.9	(5.3)	73.3	78.7	(6.9)
San Francisco area	81.6	83.5	(2.3)	69.5	78.1	(11.0)
Atlanta	72.9	74.0	(1.6)	70.8	75.4	(6.1)
Los Angeles area	75.7	81.3	(6.8)	72.9	77.7	(6.2)
Orlando	65.4	72.6	(10.0)	68.1	78.4	(13.2)
Dallas	58.2	67.5	(13.7)	59.5	68.6	(13.4)
Philadelphia	72.5	79.6	(8.9)	65.6	74.7	(12.2)
Northern New Jersey	64.7	75.6	(14.4)	62.4	72.5	(14.0)
Minneapolis	77.8	78.6	(0.9)	68.2	73.9	(7.7)
San Diego	76.9	80.4	(4.3)	71.7	81.3	(11.8)
Phoenix	45.8	55.3	(17.1)	54.1	66.0	(18.0)
San Antonio	74.7	85.9	(13.0)	72.8	82.1	(11.3)
Chicago	72.7	76.4	(4.8)	65.0	74.4	(12.6)
Boston	84.4	85.0	(0.8)	78.4	79.8	(1.8)
Washington, D.C.	67.5	62.1	8.6	59.1	58.9	0.4
	ADR ($)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Variance	2009	2008	%Variance
South Florida	100.94	112.91	(10.6)	132.67	152.82	(13.2)
San Francisco area	132.57	153.86	(13.8)	127.32	144.74	(12.0)
Atlanta	102.90	119.91	(14.2)	106.24	122.57	(13.3)
Los Angeles area	141.69	167.55	(15.4)	138.03	161.27	(14.4)
Orlando	81.21	91.33	(11.1)	97.31	107.41	(9.4)
Dallas	108.58	119.72	(9.3)	116.83	124.75	(6.4)
Philadelphia	127.29	148.20	(14.1)	133.86	148.84	(10.1)
Northern New Jersey	132.09	163.52	(19.2)	142.35	163.89	(13.1)
Minneapolis	128.35	154.63	(17.0)	129.03	147.34	(12.4)
San Diego	123.11	160.07	(23.1)	127.37	160.83	(20.8)
Phoenix	95.82	114.52	(16.3)	126.23	148.71	(15.1)
San Antonio	102.64	112.59	(8.8)	104.75	114.04	(8.1)
Chicago	107.30	129.37	(17.1)	108.66	127.88	(15.0)
Boston	138.86	161.05	(13.8)	134.62	156.12	(13.8)
Washington, D.C.	114.73	141.53	(18.9)	132.89	155.11	(14.3)
	RevPAR ($)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Variance	2009	2008	%Variance
South Florida	67.82	80.07	(15.3)	97.21	120.33	(19.2)
San Francisco area	108.24	128.52	(15.8)	88.52	113.02	(21.7)
Atlanta	74.98	88.77	(15.5)	75.18	92.41	(18.6)
Los Angeles area	107.26	136.15	(21.2)	100.57	125.24	(19.7)
Orlando	53.12	66.34	(19.9)	66.25	84.25	(21.4)
Dallas	63.25	80.79	(21.7)	69.48	85.64	(18.9)
Philadelphia	92.26	117.90	(21.7)	87.76	111.19	(21.1)
Northern New Jersey	85.48	123.62	(30.9)	88.77	118.88	(25.3)
Minneapolis	99.92	121.49	(17.8)	87.96	108.87	(19.2)
San Diego	94.72	128.66	(26.4)	91.36	130.75	(30.1)
Phoenix	43.93	63.31	(30.6)	68.31	98.09	(30.4)
San Antonio	76.70	96.71	(20.7)	76.22	93.58	(18.6)
Chicago	78.01	98.81	(21.1)	70.61	95.10	(25.7)
Boston	117.14	136.92	(14.4)	105.51	124.59	(15.3)
Washington, D.C.	77.41	87.95	(12.0)	78.60	91.34	(13.9)

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Non-GAAP Financial Measures

We refer in this release to certain “non-GAAP financial measures.”  These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”).  The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure.  Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Loss to FFO
(in thousands, except per share data)

	Three Months Ended September 30,
	2009			2008
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(25,474)			$(42,569)
Noncontrolling interests	334			929
Preferred dividends(a)	(9,678)			(9,678)
Net loss attributable to FelCor common stockholders	(34,818)			(51,318)
Less: Dividends declared on unvested restricted stock compensation	-			(98)
Numerator for basic and diluted loss attributable to common stockholders	(34,818)	63,086	$(0.55)	(51,416)	61,828	$(0.83)
Depreciation and amortization	37,982	-	0.60	36,069	-	0.59
Depreciation, unconsolidated entities	3,610	-	0.06	3,998	-	0.06
Gain on sale of hotels	-	-	-	(1,193)	-	(0.02)
Noncontrolling interests in FelCor LP	(160)	296	(0.01)	(1,094)	1,346	(0.01)
Conversion of options and unvested restricted stock	-	445	-	98	-	-
FFO	6,614	63,827	0.10	(13,538)	63,174	(0.21)
Impairment loss	2,080	-	0.04	36,692	-	0.58
Impairment loss, unconsolidated subsidiaries	-	-	-	3,750	-	0.06
Hurricane loss(b)	-	-	-	1,669	-	0.02
Hurricane loss, unconsolidated subsidiaries	-	-	-	50	-	-
Conversion costs(c)	117	-	-	118	-	-
Severance costs, net of noncontrolling interests	41	-	-	-	-	-
Lease termination costs	117	-	-	-	-	-
Conversion of options and unvested restricted stock	-	-	-	-	121	-
Adjusted FFO	$8,969	63,827	$0.14	$28,741	63,295	$0.45

(a)	We suspended our preferred dividends in March 2009 and unpaid preferred dividends continue to accrue until paid.
(b)	Represents hurricane-related expenses.
(c)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Reconciliation of Net Loss to FFO
(in thousands, except per share data)

	Nine Months Ended September 30,
	2009			2008
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(57,864)			$(31,005)
Noncontrolling interests	465			154
Preferred dividends(a)	(29,034)			(29,034)
Net loss attributable to FelCor common stockholders	(86,433)			(59,885)
Less: Dividends declared on unvested restricted stock compensation	-			(1,041)
Numerator for basic and diluted loss attributable to common stockholders	(86,433)	63,121	$(1.37)	(60,926)	61,827	$(0.99)
Depreciation and amortization	112,024	-	1.77	104,909	-	1.70
Depreciation, unconsolidated entities	10,898	-	0.17	11,128	-	0.18
Gain on involuntary conversion	-	-	-	(3,095)	-	(0.05)
Gain on sale of hotels	-	-	-	(1,193)	-	(0.02)
Noncontrolling interests in FelCor LP	(399)	296	-	(1,280)	1,351	(0.04)
Conversion of options and unvested restricted stock	-	284	-	1,041	114	0.02
FFO	36,090	63,701	0.57	50,584	63,292	0.80
Impairment loss	3,448	-	0.05	53,823	-	0.85
Impairment loss, unconsolidated subsidiaries	2,068	-	0.03	3,750	-	0.06
Charges related to debt extinguishment	594	-	0.01	-	-	-
Hurricane loss(b)	-	-	-	1,669	-	0.03
Hurricane loss, unconsolidated subsidiaries	-	-	-	50	-	-
Conversion costs(c)	447	-	0.01	481	-	-
Severance costs, net of noncontrolling interests	550	-	0.01	-	-	-
Lease termination costs	469	-	0.01	-	-	-
Adjusted FFO	$43,666	63,701	$0.69	$110,357	63,292	$1.74

(a)	We suspended our preferred dividends in March 2009 and unpaid preferred dividends continue to accrue until paid.
(b)	Represents hurricane-related expenses.
(c)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Reconciliation of Net Loss to EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net loss	$(25,474)	$(42,569)	$(57,864)	$(31,005)
Depreciation and amortization	37,982	36,069	112,024	104,909
Depreciation, unconsolidated entities	3,610	3,998	10,898	11,128
Interest expense	24,656	24,368	69,074	76,112
Interest expense, unconsolidated entities	837	1,282	2,807	4,205
Amortization of stock compensation	1,122	1,072	3,924	3,795
Noncontrolling interests in other partnerships	174	(165)	66	(1,126)
EBITDA	42,907	24,055	140,929	168,018
Gain on sale of hotels	-	(1,193)	-	(1,193)
Gain on involuntary conversion	-	-	-	(3,095)
Charges related to debt extinguishment	-	-	594	-
Impairment loss	2,080	36,692	3,448	53,823
Impairment loss on unconsolidated hotels	-	3,750	2,068	3,750
Hurricane loss(a)	-	1,669	-	1,669
Hurricane loss, unconsolidated entities	-	50	-	50
Conversion costs(b)	117	118	447	481
Severance costs, net of noncontrolling interests	41	-	550	-
Lease termination costs	117	-	469	-
Adjusted EBITDA	$45,262	$65,141	$148,505	$223,503

(a)	Represents hurricane-related expenses.
(b)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Reconciliation of Adjusted EBITDA to Hotel EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Adjusted EBITDA	$45,262	$65,141	$148,505	$223,503
Other revenue	(1,280)	(1,396)	(2,554)	(2,655)
Equity in income from unconsolidated subsidiaries (excluding interest, depreciation and impairment expense)	(5,558)	(6,926)	(14,519)	(19,776)
Noncontrolling interests in other partnerships (excluding interest, depreciation and severance expense)	454	784	1,899	2,834
Consolidated hotel lease expense	10,892	14,511	31,805	42,444
Unconsolidated taxes, insurance and lease expense	(2,023)	(2,132)	(6,041)	(6,328)
Interest income	(229)	(254)	(573)	(1,227)
Other expenses (excluding conversion costs, severance costs and lease termination costs)	751	928	2,040	2,398
Corporate expenses (excluding amortization expense of stock compensation)	3,349	4,316	11,905	13,284
Gain on sale of assets	(723)	-	(723)	-
Adjusted EBITDA from discontinued operations	-	-	-	13
Hotel EBITDA	$50,895	$74,972	$171,744	$254,490

Reconciliation of Net Loss to Hotel EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net loss	$(25,474)	$(42,569)	$(57,864)	$(31,005)
Discontinued operations	-	(1,193)	-	(1,180)
Equity in loss (income) from unconsolidated entities	(488)	2,773	3,197	1,064
Consolidated hotel lease expense	10,892	14,511	31,805	42,444
Unconsolidated taxes, insurance and lease expense	(2,023)	(2,132)	(6,041)	(6,328)
Interest expense, net	24,427	24,114	68,501	74,886
Charges related to debt extinguishment	-	-	594	-
Corporate expenses	4,471	5,388	15,829	17,079
Depreciation and amortization	37,982	36,069	112,024	104,909
Impairment loss	2,080	36,692	3,448	53,823
Hurricane loss	-	1,669	-	1,669
Gain on sale of assets	(723)	-	(723)	-
Gain on involuntary conversion	-	-	-	(3,095)
Other expenses	1,031	1,046	3,528	2,879
Other revenue	(1,280)	(1,396)	(2,554)	(2,655)
Hotel EBITDA	$50,895	$74,972	$171,744	$254,490

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Total revenues	$230,209	$277,729	$707,065	$875,772
Other revenue	(1,280)	(1,396)	(2,554)	(2,655)
Hotel operating revenue	228,929	276,333	704,511	873,117
Hotel operating expenses	(178,034)	(201,361)	(532,767)	(618,627)
Hotel EBITDA	$50,895	$74,972	$171,744	$254,490
Hotel EBITDA margin(a)	22.2%	27.1%	24.4%	29.1%

(a)	Hotel EBITDA as a percentage of hotel operating revenue.

Reconciliation of Total Operating Expenses to Hotel Operating Expenses
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Total operating expenses	$232,467	$294,604	$693,360	$835,102
Unconsolidated taxes, insurance and lease expense	2,023	2,132	6,041	6,328
Consolidated hotel lease expense	(10,892)	(14,511)	(31,805)	(42,444)
Corporate expenses	(4,471)	(5,388)	(15,829)	(17,079)
Depreciation and amortization	(37,982)	(36,069)	(112,024)	(104,909)
Impairment loss	(2,080)	(36,692)	(3,448)	(53,823)
Hurricane loss	-	(1,669)	-	(1,669)
Other expenses	(1,031)	(1,046)	(3,528)	(2,879)
Hotel operating expenses	$178,034	$201,361	$532,767	$618,627

Reconciliation of Ratio of Operating Income (Loss) to Total Revenues to Hotel EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Ratio of operating income (loss) to total revenues	(1.0)%	(6.1)%	1.9%	4.6%
Other revenue	(0.6)	(0.5)	(0.4)	(0.3)
Unconsolidated taxes, insurance and lease expense	(0.9)	(0.7)	(0.8)	(0.7)
Consolidated hotel lease expense	4.8	5.2	4.5	4.9
Other expenses	0.4	0.4	0.5	0.3
Corporate expenses	2.0	2.0	2.3	2.0
Depreciation and amortization	16.6	13.0	15.9	12.0
Impairment loss	0.9	13.2	0.5	6.1
Hurricane loss	-	0.6	-	0.2
Hotel EBITDA margin	22.2%	27.1%	24.4%	29.1%

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Reconciliation of Forecasted Net Loss Attributable to FelCor to Forecasted Adjusted FFO and Adjusted EBITDA
(in millions, except per share and unit data)

	Full Year 2009 Guidance
	Low Guidance			High Guidance
	Dollars	Per Share Amount		Dollars	Per Share Amount
Net loss attributable to FelCor	$(113)			$(111)
Preferred dividends	(39)			(39)
Net loss applicable to FelCor common stockholders	(152)	$(2.42)		(150)	$(2.39)
Depreciation(b)	164			164
Noncontrolling interests in FelCor LP	(1)			(1)
Severance costs	1			1
Charges related to debt extinguishment	2			2
Impairment loss(b)	6			6
Adjusted FFO	$20	$0.31	(a)	$22	$0.34	(a)

Net loss attributable to FelCor	$(113)			$(111)
Depreciation(b)	164			164
Interest expense(b)	110			110
Amortization expense	5			5
Noncontrolling interests in FelCor LP	(1)			(1)
Severance costs	1			1
Charges related to debt extinguishment	2			2
Impairment loss(b)	6			6
Adjusted EBITDA	$174			$176

(a)	Weighted average shares and units are 63.6 million.
(b)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

Substantially all of our non-current assets consist of real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations.  These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP.  However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.

FFO and EBITDA

The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT.  This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries.  We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items, including but not limited to these described below, provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to early extinguishment of debt and interest rate swaps – We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets.  This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

•
Impairment losses – We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets.  Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

•
Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle.  We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.  Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision making.  Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin by eliminating from continuing operations all revenues and expenses not directly associated with hotel operations including corporate-level expenses, depreciation and expenses related to our capital structure.  We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management on a property-level basis.  We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets.  We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels.  Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

Limitations of Non-GAAP Measures

Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and lodging REITs, hotel owners who are not REITs and other capital intensive companies.  We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.

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FelCor Lodging Trust Incorporated Third Quarter 2009 Operating Results
November 3, 2009

The use of these non-GAAP financial measures has certain limitations.  FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to the same measures as calculated by other real estate companies.  These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as, the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP.  They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP.  Neither should FFO, Adjusted FFO, Adjusted FFO per share, EBITDA or Adjusted EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions.  Adjusted FFO per share should not be used as a measure of amounts that accrue directly to the benefit of stockholders.  FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure.  Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.

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